ARTICLES OF MERGER

OF

VACCINOGEN, INC.

(a Delaware corporation)

WITH AND INTO

VACCINOGEN 1, INC.

(a Maryland corporation)

THIS IS TO CERTIFY THAT:

FIRST:             Vaccinogen 1, Inc., a Maryland corporation (the “Surviving Company”), and Vaccinogen, Inc., a Delaware corporation (the “Merging Company”), agree to effect a merger of the Merging Company with and into the Surviving Company, upon the terms and conditions herein set forth (the “Merger”).

SECOND:       The Surviving Company was incorporated in Maryland on November __, 2010, and is the successor corporation in the Merger. The name and address of the Surviving Company’s resident agent in the State of Maryland are The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. The principal office of the Surviving Company in the State of Maryland is located in Frederick County.

THIRD:           The Merging Company was formed under the general laws of the State of Delaware on May 1, 2007. The Merging Company owns no interest in land in the State of Maryland. The Merging Company qualified to do business in the State of Maryland on September 25, 2008. The principal office of the Merging Company in the State of Maryland is located in Frederick County. The principal office of the Merging Company in the State of Maryland is located in Frederick County.

FOURTH:       The total number of shares of stock of all classes that the Surviving Company has authority to issue is (i) 75,000,000 shares of Common Stock, $.0001 par value per share (“Surviving Common Stock”), and (ii) 50,000,000 shares of Preferred Stock, $.0001 par value per share, consisting of 15,000,000 shares Series AA Preferred Stock (“Surviving Series AA Preferred Stock”) and 35,000,000 shares of Series B Preferred Stock (“Surviving Series B Preferred Stock”). The aggregate par value of all shares of stock of the Surviving Company having a par value is $12,500.

FIFTH:             The total number of shares of stock of all classes that the Merging Company has authority to issue is (i) 75,000,000 shares of Common Stock, $.0001 par value per share (“Merging Common Stock”), and (ii) 50,000,000 shares of Preferred Stock, $.0001 par value per share (“Merging Preferred Stock”), consisting of 15,000,000 shares Series AA Preferred Stock (“Merging Series AA Preferred Stock”) and 35,000,000 shares of Series B Preferred Stock (“Merging Series B Preferred Stock”). The aggregate par value of all shares of stock of the Merging Company having a par value is $12,500.

SIXTH:            At the Effective Time (as defined below), the Merging Company shall be merged with and into the Surviving Company; and, thereupon, the Surviving Company shall possess any and all purposes and powers of the Merging Company; and all leases, licenses, property, rights, privileges and powers of whatever nature and description of the Merging Company shall be transferred to, vested in, and devolved upon the Surviving Company, without further act or deed, and all of the debts, liabilities, duties and obligations of the Merging Company will become the debts, liabilities, duties and obligations of the Surviving Company.

At the Effective Time:

(a)    All of the shares of Merging Common Stock issued and outstanding immediately before the Effective Time will automatically be converted into and exchanged for the right to receive one share of Surviving Common Stock (the “Common Merger Consideration”), and each such share of Merging Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and any holder of any such share of Merging Common Stock will cease to have any rights with respect thereto except the right to receive the Common Merger Consideration payable with respect thereto upon surrender of the certificate representing such share of Merging Common Stock;

(b)    All of the shares of Merging Series AA Preferred Stock issued and outstanding immediately before the Effective Time will automatically be converted into and exchanged for the right to receive one share of Surviving Series AA Preferred Stock (the “Series AA Merger Consideration”), and each such share of Merging Series AA Preferred Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and any holder of any such share of Merging Series AA Preferred Stock will cease to have any rights with respect thereto except the right to receive the Series AA Merger Consideration payable with respect thereto upon surrender of the certificate representing such share of Merging Series AA Preferred Stock;

(c)    All of the shares of Merging Series B Preferred Stock issued and outstanding immediately before the Effective Time will automatically be converted into and exchanged for the right to receive one share of Surviving Series B Preferred Stock (the “Series B Merger Consideration”), and each such share of Merging Series B Preferred Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and any holder of any such share of Merging Series B Preferred Stock will cease to have any rights with respect thereto except the right to receive the Series B Merger Consideration payable with respect thereto upon surrender of the certificate representing such share of Merging Series B Preferred Stock;

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(d)    Other than the Merging Series AA Preferred Stock and the Merging Series B Preferred Stock, there are no shares of Merging Preferred Stock issued and outstanding.

(e)    All of the issued and outstanding shares of stock of the Surviving Company shall be cancelled by the Merger.

SEVENTH: Pursuant to the terms of the Merger, Article SECOND of the charter of the Surviving Company shall be deleted in its entirety and the following shall be inserted in lieu thereof:

SECOND:    The name of the corporation (which is hereinafter called the “Corporation”) is:

Vaccinogen, Inc.

EIGHTH:         Upon the Effective Time, the number of directors of the Surviving Company shall be seven. The names of such directors, who shall hold office as of the Effective Time and until their respective successors are duly elected and qualify, are Michael G. Hanna, Jr., John Nicolis, Tony Caplin, David Hatt, Gregory Barnhill, Daniel Fitzgerald and Michael L. Kranda.

NINTH:          The terms and conditions of the Merger were advised, authorized and approved by the Surviving Company in the manner and by the vote required by the laws of the State of Maryland and the charter of the Surviving Company.

TENTH:           The terms and conditions of the Merger, set forth in an Agreement and Plan of Merger dated November __, 2010 (the “Merger Agreement”), between the Surviving Company and the Merging Company, were advised, authorized and approved by the Merging Company in the manner and by the vote required by the laws of the State of Delaware and the certificate of incorporation of the Merging Company. The Board of Directors of the Merging Company adopted resolutions approving the Merger Agreement and recommending that the stockholders of the Merging Company adopt the Merger Agreement. The Merger Agreement was adopted by a majority of the stockholders of the Merging Company.

ELEVENTH:    The Merger shall become effective upon the acceptance for record of these Articles of Merger by the State Department of Assessments and Taxation of Maryland (the “Effective Time”).

TWELFTH:    Each of the undersigned acknowledges these Articles to be the act and deed of the respective corporation on behalf of which he or she has signed, and further, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts relating to the entity on whose behalf he has signed are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, these Articles of Merger are hereby signed in the name of and have been duly executed as of the ______ day of November, 2010, on behalf of each of the Surviving Company and the Merging Company, by its President and attested by its Secretary.

Surviving Company:

Attest:		VACCINOGEN 1, INC.,
a Maryland corporation

	/s/ Andrew L. Tussing	By:	/s/ Michael L. Kranda
Name:	Andrew L. Tussing	Name:	Michael L. Kranda
Title:	Secretary	Title:	President

Merging Company:

Attest:		VACCINOGEN, INC.,
a Delaware corporation

	/s/ Andrew L. Tussing	By:	/s/ Michael L. Kranda
Name:	Andrew L. Tussing	Name:	Michael L. Kranda
Title:	Secretary	Title:	President